                                 AMENDMENT NO. 4
                             TO AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST OF
                              AIM TAX-EXEMPT FUNDS



                  This Amendment No. 4 to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (this "Amendment") amends, effective as of December 10, 2003, the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (the "Trust") dated as of May 15, 2002, as amended (the "Agreement").

                  Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

                  NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

         2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 10, 2003.



                                                     By: /s/ ROBERT H. GRAHAM
                                                         ----------------------
                                                         Name: Robert H. Graham
                                                         Title: President

                          EXHIBIT 1 TO AMENDMENT NO. 4
                                       TO
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                              OF AIM EQUITY FUNDS


                                   "SCHEDULE A

                              AIM TAX-EXEMPT FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                 CLASSES OF EACH PORTFOLIO
---------                                 -------------------------
AIM High Income Municipal Fund            Class A Shares
                                          Class B Shares
                                          Class C Shares
                                          Institutional Class Shares

AIM Tax-Exempt Cash Fund                  Class A Shares
                                          Institutional Class Shares
                                          Investor Class Shares

AIM Tax-Free Intermediate Fund            Class A Shares
                                          Class A3 Shares
                                          Institutional Class Shares"